Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Brian Denyeau
AspenTech	ICR
+1 781-221-5273	+1 646-277-1251
david.grip@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Third Quarter of

Fiscal 2014

Burlington, Mass. — April 29, 2014 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its third quarter of fiscal year 2014, ended March 31, 2014.

“AspenTech delivered a strong third quarter performance that exceeded our guidance across all key metrics.  Total license contract value growth year-over-year was over 13% in the third quarter as we continued to see solid customer demand and usage patterns,” said Antonio Pietri, President and Chief Executive Officer of AspenTech.

Pietri added, “Our solid top-line performance and continued expense discipline enabled us to scale our free cash flow generation, which was a quarterly record at over $70 million in the third quarter.  We are focused on continuing to use our free cash flow to enhance shareholder value through share buybacks and targeted M&A.”

Third Quarter Fiscal 2014 and Recent Business Highlights

•                 The license portion of total contract value was $1.79 billion at the end of the third quarter of fiscal 2014, which increased 13.6% compared to the third quarter of fiscal 2013 and 2.7% sequentially.

•                 Total contract value, including the value of bundled maintenance, was $2.1 billion at the end of the third quarter of fiscal 2014, which increased 15.4% compared to the third quarter of fiscal 2013 and 3.0% sequentially.

•                 Annual spend, which the company defines as the annualized value of all term license and maintenance revenue contracts at the end of the quarter, was approximately $368 million at the end of the third quarter of fiscal 2014, which increased 14.2% compared to the third quarter of fiscal 2013 and 3.3% sequentially.

Summary of Third Quarter Fiscal Year 2014 Financial Results

AspenTech’s total revenue of $103.6 million increased 30.5% from $79.4 million in the third quarter of the prior fiscal year.

•                  Subscription and software revenue was $91.3 million in the third quarter of fiscal 2014, an increase from $70.0 million in the third quarter of fiscal 2013.

•                  Services & other revenue was $12.3 million in the third quarter of fiscal 2014, compared to $9.4 million in the third quarter of fiscal 2013.

For the quarter ended March 31, 2014, AspenTech reported income from operations of $31.4 million, compared to income from operations of $16.3 million for the quarter ended March 31, 2013.

Net income was $20.8 million for the quarter ended March 31, 2014, leading to net income per share of $0.22, compared to net income per share of $0.11 in the same period last fiscal year.

Non-GAAP income from operations, which adds back stock-based compensation expense, restructuring charges, amortization of intangibles associated with acquisitions and non-capitalized acquired technology, was $40.0 million for the third quarter of fiscal 2014, compared to non-GAAP income from operations of $20.0 million in the same period last fiscal year.  Non-GAAP net income was $26.4 million, or $0.28 per share, for the third quarter of fiscal 2014, compared to non-GAAP net income of $12.9 million, or $0.14 per share, in the same period last fiscal year.

AspenTech had cash and marketable securities of $274.9 million at March 31, 2014, an increase of $39.2 million from the end of the prior quarter after using $30.0 million in cash to repurchase shares of common stock.  During the third quarter, the company generated $69.6 million in cash flow from operations. On a non-GAAP basis, cash flow from operations was $73.5 million and free cash flow was $72.5 million after taking into consideration $1.0 million in capital expenditures and capitalized software. Both non-GAAP figures exclude the $3.9 million cash payment associated with the purchase of non-capitalized acquired technology. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Board of Directors Approves $200 Million Share Repurchase Program

AspenTech’s Board of Directors approved a share repurchase program for up to $200 million. This program replaces the company’s existing share repurchase program, which had approximately $45 million remaining as of March 31, 2014. The timing and amount of any shares repurchased will be determined by AspenTech based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when AspenTech might otherwise be precluded from doing so under applicable insider trading laws and regulations. The repurchase program may be suspended or discontinued at any time.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, April 29, 2014, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the third quarter fiscal year 2014 as well as the company’s business outlook.

The live dial-in number is (877) 245-0126 or (706) 634-5625, conference ID code 27742389. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 27742389, through May 29, 2014.

About AspenTech

AspenTech is a leading supplier of software that optimizes process manufacturing — for energy, chemicals, pharmaceuticals, engineering and construction, and other industries that manufacture and produce products from a chemical process.  With integrated aspenONE solutions, process manufacturers can implement best practices for optimizing their engineering, manufacturing and supply chain operations.  As a result, AspenTech customers are better able to increase capacity, improve margins, reduce costs and become more energy efficient.  To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

Forward-Looking Statements

The third paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s failure to develop new software products, enhance existing products and services, or penetrate new vertical markets; demand for, or usage of, aspenONE software declines for any reason; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

© 2014 Aspen Technology, Inc. AspenTech, aspenONE, the Aspen leaf logo, Aspen Plus and Aspen HYSYS are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS *

(Unaudited in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Revenue:
Subscription and software	$91,309	$69,994	$258,916	$202,794
Services and other	12,278	9,363	31,005	25,329
Total revenue	103,587	79,357	289,921	228,123
Cost of revenue:
Subscription and software	5,332	4,998	14,974	15,244
Services and other	9,956	7,651	24,835	22,116
Total cost of revenue	15,288	12,649	39,809	37,360
Gross profit	88,299	66,708	250,112	190,763
Operating expenses:
Selling and marketing	24,267	22,958	71,376	67,852
Research and development	21,791	15,772	52,641	46,577
General and administrative	10,858	11,685	33,747	36,124
Restructuring charges	(19)	(41)	(15)	(7)
Total operating expenses	56,897	50,374	157,749	150,546
Income from operations	31,402	16,334	92,363	40,217
Interest income	275	807	969	2,861
Interest expense	(6)	(12)	(32)	(385)
Other income (expense), net	(472)	(18)	(1,807)	(352)
Income before provision for income taxes	31,199	17,111	91,493	42,341
Provision for income taxes	10,356	6,598	32,388	17,478
Net income	$20,843	$10,513	$59,105	$24,863
Net income per common share:
Basic	$0.23	$0.11	$0.64	$0.27
Diluted	$0.22	$0.11	$0.63	$0.26
Weighted average shares outstanding:
Basic	92,414	93,730	92,891	93,556
Diluted	93,365	95,400	93,951	95,475

* Beginning with the first quarter of fiscal 2014, revenue from software maintenance support (SMS) is included within subscription and software revenue in our unaudited consolidated statements of operations.  Prior to fiscal 2014, SMS revenue was included within services and other revenue.  Additionally, beginning in the first quarter of fiscal 2014, the cost of providing SMS is included within subscription and software cost of revenue.  Prior to fiscal 2014, the cost of providing SMS was included within services and other cost of revenue.  Corresponding line items in the consolidated statements of operations for the three and nine months ended March 31, 2013 have been reclassified to conform to the current period presentation.  Refer to the company’s Form 10-Q for the period ended March 31, 2014 for additional details.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share data)

	March 31	June 30,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$181,483	$132,432
Short-term marketable securities	75,357	57,015
Accounts receivable, net	31,031	36,988
Current portion of installments receivable, net	2,243	13,769
Unbilled services	1,282	1,965
Prepaid expenses and other current assets	8,477	9,665
Prepaid income taxes	323	288
Current deferred tax assets	18,224	33,229
Total current assets	318,420	285,351
Long-term marketable securities	18,092	35,353
Non-current installments receivable, net	850	963
Property, equipment and leasehold improvements, net	7,167	7,829
Computer software development costs, net	1,536	1,742
Goodwill	18,869	19,132
Non-current deferred tax assets	13,821	25,250
Other non-current assets	4,275	7,128
Total assets	$383,030	$382,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,116	$846
Accrued expenses and other current liabilities	31,605	34,421
Income taxes payable	2,319	1,697
Current deferred revenue	207,303	178,341
Current deferred tax liabilities	156	156
Total current liabilities	242,499	215,461
Non-current deferred revenue	42,337	53,012
Other non-current liabilities	11,991	12,377
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares as of March 31, 2014 and June 30, 2013 Issued and outstanding— none as of March 31, 2014 and June 30, 2013	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 100,862,392 shares at March 31, 2014 and 99,945,545 shares at June 30, 2013 Outstanding— 92,254,182 shares at March 31, 2014 and 93,683,769 shares at June 30, 2013	10,086	9,995
Additional paid-in capital	588,458	575,770
Accumulated deficit	(290,712)	(349,817)
Accumulated other comprehensive income	8,603	7,263
Treasury stock, at cost—8,608,210 shares of common stock at March 31, 2014 and 6,261,776 shares of common stock at June 30, 2013	(230,232)	(141,313)
Total stockholders’ equity	86,203	101,898
Total liabilities and stockholders’ equity	$383,030	$382,748

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$20,843	$10,513	$59,105	$24,863
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,376	1,427	3,855	4,114
Net foreign currency loss (gain)	365	(363)	1,444	(667)
Stock-based compensation	3,564	3,527	11,102	11,295
Deferred income taxes	9,036	5,810	25,827	15,668
Provision for bad debts	358	(131)	1,144	31
Excess tax benefits from stock-based compensation	(54)	—	(137)	—
Other non-cash operating activities	462	337	1,358	365
Changes in assets and liabilities:
Accounts receivable	(1,428)	10,352	5,066	2,395
Unbilled services	(504)	(1,251)	667	(645)
Prepaid expenses, prepaid income taxes, and other assets	2,791	(1,017)	4,327	4,888
Installments receivable	3,588	7,264	11,933	32,365
Accounts payable, accrued expenses, and other liabilities	4,457	(2,683)	(1,111)	(11,186)
Deferred revenue	24,779	24,699	17,309	29,138
Net cash provided by operating activities	69,633	58,484	141,889	112,624
Cash flows from investing activities:
Purchase of marketable securities	(16,550)	(75,713)	(35,542)	(75,713)
Maturities of marketable securities	20,938	—	33,362	—
Purchase of property, equipment and leasehold improvements	(906)	(451)	(2,630)	(3,018)
Insurance proceeds	—	—	—	2,222
Purchase of technology intangibles	(400)	(375)	(400)	(902)
Capitalized computer software development costs	(97)	(158)	(601)	(593)
Net cash provided by (used in) investing activities	2,985	(76,697)	(5,811)	(78,004)
Cash flows from financing activities:
Exercise of stock options	3,045	6,310	7,475	15,430
Repayments of secured borrowings	—	—	—	(11,010)
Repurchases of common stock	(30,000)	(22,399)	(88,919)	(59,251)
Payment of tax withholding obligations related to restricted stock	(1,698)	(1,470)	(5,935)	(5,758)
Excess tax benefits from stock-based compensation	54	—	137	—
Net cash used in financing activities	(28,599)	(17,559)	(87,242)	(60,589)
Effect of exchange rate changes on cash and cash equivalents	(13)	(410)	215	(231)
Increase (decrease) in cash and cash equivalents	44,006	(36,182)	49,051	(26,200)
Cash and cash equivalents, beginning of period	137,477	175,224	132,432	165,242
Cash and cash equivalents, end of period	$181,483	$139,042	$181,483	$139,042

Supplemental disclosure of cash flow information:
Income taxes paid, net	$672	$880	$5,717	$2,692
Interest paid	6	12	32	385

Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows

The following tables reflect a reconciliation of selected Aspen Technology GAAP to Non-GAAP results of operations and cash flows.

(unaudited in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Total expenses
GAAP total expenses (a)	$72,185	$63,023	$197,558	$187,906
Less:
Stock-based compensation (b)	(3,564)	(3,527)	(11,102)	(11,295)
Non-capitalized acquired technology	(4,856)	—	(4,856)	—
Restructuring charges	19	41	15	7
Amortization of purchased technology intangibles	(224)	(201)	(698)	(503)
Non-GAAP total expenses	$63,560	$59,336	$180,917	$176,115

Income from operations
GAAP income from operations	$31,402	$16,334	$92,363	$40,217
Plus:
Stock-based compensation (b)	3,564	3,527	11,102	11,295
Non-capitalized acquired technology	4,856	—	4,856	—
Restructuring charges	(19)	(41)	(15)	(7)
Amortization of purchased technology intangibles	224	201	698	503
Non-GAAP income from operations	$40,027	$20,021	$109,004	$52,008

Net income
GAAP net income	$20,843	$10,513	$59,105	$24,863
Plus:
Stock-based compensation (b)	3,564	3,527	11,102	11,295
Non-capitalized acquired technology	4,856	—	4,856	—
Restructuring charges	(19)	(41)	(15)	(7)
Amortization of purchased technology intangibles	224	201	698	503
Less:
Income tax effect on Non-GAAP items (c)	(3,105)	(1,331)	(5,991)	(4,257)
Non-GAAP net income	$26,363	$12,869	$69,755	$32,397

Diluted income per share
GAAP diluted income per share	$0.22	$0.11	$0.63	$0.26
Plus:
Stock-based compensation (b)	0.04	0.04	0.12	0.12
Non-capitalized acquired technology	0.05	—	0.05	—
Restructuring charges	—	—	—	—
Amortization of purchased technology intangibles	—	—	0.01	0.01
Less:
Income tax effect on Non-GAAP items (c)	(0.03)	(0.01)	(0.06)	(0.04)

Non-GAAP diluted income per share	$0.28	$0.14	$0.74	$0.35

Shares used in computing Non-GAAP diluted income per share	93,365	95,400	93,951	95,475

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Non-GAAP Cash Flows from Operating Activities and Free Cash Flow
GAAP cash flows from operating activities	$69,633	$58,484	$141,889	$112,624
Plus:
Non-capitalized acquired technology (d)	3,856	—	3,856	—
Non-GAAP Cash Flows from Operating Activities	$73,489	$58,484	$145,745	$112,624

Less:
Purchase of property, equipment and leasehold improvements	(906)	(451)	(2,630)	(3,018)
Capitalized computer software development costs	(97)	(158)	(601)	(593)
Plus:
Insurance proceeds	—	—	—	2,222
Free Cash Flow	$72,486	$57,875	$142,514	$111,235

(a) GAAP total expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Total costs of revenue	$15,288	$12,649	$39,809	$37,360
Total operating expenses	56,897	50,374	157,749	150,546
GAAP total expenses	$72,185	$63,023	$197,558	$187,906

(b) Stock-based compensation expense was as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Cost of services and other	$282	$325	$910	$984
Selling and marketing	832	994	2,653	2,943
Research and development	1,523	770	3,267	2,253
General and administrative	927	1,438	4,272	5,115
Total stock-based compensation	$3,564	$3,527	$11,102	$11,295

(c) The income tax effect on Non-GAAP items for the three and nine months ended March 31, 2014 and 2013 is calculated utilizing an estimate of our future effective tax rate.

(d) In the third quarter of fiscal 2014, we acquired certain technology that did not meet the accounting definition of having reached technological feasibility, and therefore, the cost of the acquired technology was expensed and is included in research and development. We have excluded the $3.9 million cash payment associated with the acquired technology (non-capitalized acquired technology) from non-GAAP cash flows from operating activities and free cash flow to be consistent with past treatment of other transactions where the acquired assets were capitalized. Refer to the company’s Form 10-Q for the period ending March 31, 2014 for additional details.